EXHIBIT 23(a)


                        INDEPENDENT AUDITORS' CONSENT




The Board of Directors
CorVU Corporation:

We consent to incorporation by reference in the registration statement 333-43718 on Form S-8 of CorVu Corporation of our report dated September 18, 2000 relating to the consolidated balance sheets of CorVu Corporation and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended, which report appears in the June 30, 2000 annual report on Form 10-KSB of CorVu Corporation.


/s/ KPMG LLP
KPMG LLP


Minneapolis, Minnesota
October 13, 2000